EXHIBIT 10.57
                                                                   -------------

                                    EXHIBIT B

                                 PROMISSORY NOTE

STATE OF NEW YORK, COUNTY OF                     , ss.

November 1, 2002                                                     $550,000.00

           FOR VALUE RECEIVED, Universal Media Holdings, Inc., a Delaware corporation, having an address at 150 Broadhollow Road, Melville, NY 11747 ("Maker"), hereby covenants and promises to pay to CDKNet, Inc., a Delaware corporation, having an address at 150 Broadhollow Road, Melville, New York , ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Five Hundred Fifty Thousand Dollars ($550,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of five percent (5%) per annum, which principal and interest shall be payable in equal monthly installments of Sixteen Thousand Four Hundred Eighty-Four Dollars and 12/100ths Dollars ($16,484.12) each, commencing on the 16th day of November, 2002, and continuing on the 16th day of each month thereafter, to be applied first against accrued interest at the aforesaid rate on the outstanding principal amount, and then in reduction of principal, until November 16, 2005 on which date all outstanding principal and accrued interest shall be due and payable.


MAKER COVENANTS AND AGREES WITH PAYEE FOLLOWING:

           1. Maker will pay the indebtedness evidenced by this Note as provided herein.

           2. This Note is secured by a Security Agreement of even date herewith (the "Security Agreement"). All of the terms, covenants and conditions, contained in the Security Agreement are expressly incorporated by reference herein and hereby made a part hereof. In the event of any conflict between the provisions of this Note and the provisions of the Security Agreement, the terms of the Security Agreement shall be paramount and shall govern.

           3. In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of 8 percent per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Payee would be contrary to the provisions of law applicable to Payee limiting the maximum rate of interest which may be charged or collected by Payee.

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           4. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of any installment of principal or interest hereunder.

           5. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten days prior written notice to Payee. The installment payments provided for herein shall continue without change after any such prepayment.

           6. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Maker and all guarantors, endorsers and sureties consent that the holder of this Note at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

           7. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by Federal Express courier or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change its address by like notice to the other party.

           8. This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

           IN WITNESS WHEREOF Maker has executed this Note as of the date first above written.



                                                 UNIVERSAL MEDIA HOLDINGS, INC.

                                                 By ________________________
                                                    President